Exhibit 99.1

CAPROCK OIL, INC.
PRO FORMA BALANCE SHEET
MARCH 31, 2015

	As Reported	Pro Forma Adjustments				As Adjusted

Assets
Current assets:
Cash and cash equivalents	$54,650	$3,100,000	(A)	$(3,000,000	) (B)	$154,650
Accounts receivable	145,633	(84,350	) (A)	-		61,283
Prepaid expenses and other	34,909	-		-		34,909
Total current assets	235,192	3,015,650		(3,000,000)		250,842

Property and equipment:
Oil and gas properties, evaluated	16,137,554	(3,629,550	) (A)	-		12,508,004
Oil and gas properties, unevaluated	604,589	-		-		604,589
Other property and equipment	40,978	-		-		40,978
	16,783,121	(3,629,550)		-		13,153,571
Less: Accumulated DD&A	(11,631,146)	(431,050	) (C)	-		(12,062,196)
Net property and equipment	5,151,975	(4,060,600)		-		1,091,375

Other assets:
Other noncurrent assets	5,237	-		-		5,237
Total other assets	5,237	-		-		5,237

Total assets	$5,392,404	$(1,044,950)		(3,000,000)		$1,347,454

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long term debt	$2,072,797	$-		$(2,046,000	) (B)	$26,797
Accounts payable	1,080,995	-		(729,000	) (B)	351,995
Accrued liabilities	1,629,778	-		(140,000	) (B)	1,489,778
Total current liabilities	4,783,570	-		(2,915,000)		1,868,570

Deferred income taxes	263,900	(263,900	) (A)	-		-
Asset retirement obligations	487,150	(350,000	) (A)	-		137,150
Total liabilities	5,534,620	(613,900)		(2,915,000)		2,005,720

Stockholders’ equity (deficit):
Preferred stock	-	-		-		-
Common stock	518,134	-		-		518,134
Additional paid-in capital	15,172,004	-		-		15,172,004
Accumulated deficit	(15,832,354)	(431,050	) (C)	(85,000	) (B)	(16,348,404)
Total stockholders’ equity (deficit)	(142,216)	(431,050)		(85,000)		(658,266)

Total liabilities and stockholders equity (deficit)	$5,392,404	$(1,044,950)		$(3,000,000)		$1,347,454

CAPROCK OIL, INC.
PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2015

		Pro Forma
	As Reported	Adjustments		As Adjusted
Revenues:
Oil and gas sales	$162,200	$(114,256	) (C)	$47,944
	162,200	(114,256)		47,944
Operating expenses:
Lease operating expense	257,663	(187,334	) (C)	70,329
Depreciation, depletion and amortization	96,561	(45,300	) (C)	51,261
Impairment expense	997,924	431,050	(C)	1,428,974
Accretion expense	10,720	(7,500	) (C)	3,220
Workover expense	68,185	(66,434	) (C)	1,751
Selling, general and administrative	401,436	(173,772	) (C)	227,664
	1,832,489	(49,290)		1,783,199

Operating loss	(1,670,289)	(64,966)		(1,735,255)

Other income (expense):
Interest income	14	-		14
Interest expense	(67,587)	29,943	(C)	(37,644)

Loss before income taxes	(1,737,862)	(35,023)		(1,772,885)
Benefit for income taxes	539,900	11,900	(C)	551,800

Net loss	$(1,197,962)	$(23,123)		$(1,221,085)

Net loss per share, basic and diluted	$(0.02)			$(0.02)

Weighted average shares outstanding	51,811,781			51,811,781

CAPROCK OIL, INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014

		Pro Forma
	As Reported	Adjustments		As Adjusted
Revenues:
Oil and gas sales	$2,361,828	$(1,643,842	) (C)	$717,986
	2,361,828	(1,643,842)		717,986
Operating expenses:
Lease operating expense	1,514,507	(1,217,685	) (C)	296,822
Depreciation, depletion and amortization	573,216	(391,200	) (C)	182,016
Accretion expense	40,590	(30,000	) (C)	10,590
Workover expense	941,606	(902,111	) (C)	39,495
Selling, general and administrative	1,618,861	(382,395	) (C)	1,236,466
	4,688,780	(2,923,391)		1,765,389

Operating loss	(2,326,952)	1,279,549		(1,047,403)

Other income (expense):
Interest income	525	-		525
Interest expense	(162,245)	82,564	(C)	(79,681)

Loss before income taxes	(2,488,672)	1,362,113		(1,126,559)
Benefit for income taxes	496,700	(463,100	) (C)	33,600

Net loss	$(1,991,972)	$899,013		$(1,092,959)

Net loss per share, basic and diluted	$(0.04)			$(0.02)

Weighted average shares outstanding	51,135,235			51,135,235

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(A)
To record the sale of the subject producing oil and gas properties by the Company to the Buyer for a cash sales price of $3,100,000, and to adjust the historical Balance Sheet accounts as of March 31, 2015.

(B)
To record application of the gross sales proceeds to the payment of long-term debt, accounts payable and accrued liabilities, including prepayment penalties to the bridge loan lenders in the cash amount of $85,000.

(C)
To record the following:  (i) Elimination of revenues and expenses of the subject producing oil and gas properties from the historical Statement of Operations; (ii) Estimation of impairment allowance at March 31, 2015 resulting from sale of the subject producing oil and gas properties; and (iii) Recognition of income tax effects of such adjustments.